As filed with the Securities and Exchange
Commission on April 1, 1997        Registration No. 333-


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM S-8

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933


                           SBC COMMUNICATIONS INC.

A DELAWARE CORPORATION                             IRS TAXPAYER NO. 43-1301883

                175 E. Houston, San Antonio, Texas  78205-2233
                      Attn:  Judith Sahm, (210) 821-4105


                               SBC SAVINGS PLAN
             (formerly Southwestern Bell Corporation Savings Plan
                           for Salaried Employees)

                        SBC SAVINGS AND SECURITY PLAN
               (formerly Southwestern Bell Corporation Savings
                 and Security Plan (Non-Salaried Employees))

               PACIFIC TELESIS GROUP 1994 STOCK INCENTIVE PLAN
                    PACIFIC TELESIS GROUP STOCK OPTION AND
                        STOCK APPRECIATION RIGHTS PLAN

        PACIFIC TELESIS GROUP NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT
                   AND SAVINGS PLAN FOR SALARIED EMPLOYEES

              PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND
                   SAVINGS PLAN FOR NON-SALARIED EMPLOYEES


Name, address and telephone             Please send copies of all
number of agent for service:            communications to:

Judith Sahm                             Wayne Wirtz, Esq.
SBC Communications Inc.                 SBC Communications Inc.
175 E. Houston, 11th Floor              175 E. Houston, 12th Floor
San Antonio, Texas  78205-2233          San Antonio, Texas 78205-2233
(210)821-4105                           (210) 821-4105



                               CALCULATION OF REGISTRATION FEE
TITLE OF                   AMOUNT             PROPOSED MAXIMUM                PROPOSED MAXIMUM                AMOUNT OF
SECURITIES TO              TO BE              OFFERING PRICE                  AGGREGATE                       REGISTRATION
BE REGISTERED              REGISTERED         PER SHARE (1)                   OFFERING PRICE (1)              FEE
Common Stock,
par value $1.00            24,000,000         $52.75                          $1,266,000,000.00               $383,636.30
per share (2)

(1)  The price per share was estimated in accordance with Rule 457(c) and (h) for purposes of calculating the registration fee.  The fee was computed based on 24,000,000 shares (and the average of the high and low price of the stock on the 27th of March, 1997).
(2)  Includes rights attached pursuant to the registrant's Rights Agreement.


Pursuant to Rule 416(a) this Registration Statement also covers such indeterminate number of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock split or stock dividend. No additional registration fee is required.
In addition, pursuant to Rule 416(c), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.
Prospectus herein also relates to Registration Statement No. 33-54309 pursuant to Rule 429.
               PART I.  INFORMATION REQUIRED IN THE PROSPECTUS


     Pursuant to the Note to Part I of Form S-8, the documents containing the information specified by Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").



           PART II.  INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference


     The following documents have been filed by SBC Communications Inc. ("SBC") with the Securities and Exchange Commission (the "SEC") (File No. 1-8610) and are incorporated herein by reference: Annual Report on Form 10-K for the year ended December 31, 1996; the description of SBC's shares of common stock, contained in its Registration Statement on Form 10, dated November 15, 1983, together with amendments thereto; the description of the Preferred Stock Purchase Rights contained in SBC's Form 8-A, dated February 9, 1989, together with amendments thereto; and SBC's Current Reports on Form 8-K, dated March 14, 1997.

     The following additional documents are hereby incorporated by reference:
Annual Report on Form 11-K for the SBC Savings Plan for the year 1995, Annual Report on Form 11-K for the SBC Savings and Security Plan for the year 1995, Annual Report on Form 11-K for the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried Employees for the year 1995, and the Annual Report for the Pacific Telesis Group Supplemental Retirement and Savings Plan for Nonsalaried Employees for the year 1995.

     All documents filed by SBC or any of the plans described on the cover page of this Registration Statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, ("Exchange Act") subsequent to the filing of this Registration Statement, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.



Item 4.  Description of Capital Stock


     Not applicable; SBC's Common Stock is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel


     None.

Item 6.  Indemnification of Directors and Officers

     The laws of the State of Delaware provide for indemnification of any person (the "Indemnitee"), under certain circumstances, against reasonable expenses, including attorneys' fees, incurred in connection with the defense of a civil, criminal, administrative or investigative proceeding (other than an action by or in the right of SBC) to which such person has been made, or threatened to have been made, a party by reason of the fact that he or she is or was serving as a director, officer, employee or agent of SBC or by reason of the fact that he or she is or was serving at the request of SBC as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Pursuant to the statutes, indemnity may be provided for if the Indemnitee acted in good faith (and with respect to a criminal action or proceeding, had no reason to believe his or her conduct was unlawful) and in a manner reasonably believed to be in or not opposed to the best interests of SBC. With respect to any threatened, pending or completed action or suit by or in the right of SBC, the statute provides that SBC may indemnify against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement if the Indemnitee acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of SBC, except that no indemnification may be made if the Indemnitee shall have been adjudged to be liable to SBC unless specific court approval is obtained. The statute further provides that the indemnification provided pursuant to it shall not be deemed exclusive of any rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareowners or disinterested directors or otherwise. The bylaws of SBC provide that SBC shall indemnify, and advance expenses to, any director, officer, employee or agent of SBC or any person serving as a director or officer of any other entity at the request of SBC to the fullest extent permitted by law.

     Under the statute, SBC may, and does, maintain insurance policies covering SBC, any director or officer of SBC and any person serving at the request of SBC as a director or officer of any other entity. These insurance policies generally cover liabilities arising out of such service, including liabilities for which any such person may not be indemnified by SBC.

     In recognition of the directors' and officers' need for substantial protection against personal liability in order to assure their continued service to SBC in an effective manner, their reliance on the bylaws and to provide them with specific contractual assurances that the protection promised by such bylaws will be available to them, SBC has entered into indemnity agreements with each of its directors and officers.

     Each agreement specifies that SBC will indemnify the director or officer to the fullest extent permitted by law, as soon as practicable after written demand is presented, against any and all expenses and losses arising out of any action, suit or proceeding, inquiry or investigation related to the fact that the director or officer is or was a director, officer or employee, agent or fiduciary of SBC or was serving another corporation, partnership or joint venture in such a capacity at the request of SBC. Each agreement also provides that SBC will promptly advance any expenses if requested to do so. Each director and officer undertakes in the agreement to repay such advancements if it is ultimately determined that he or she was not entitled to indemnification. The right of any director or officer to indemnification in any case will be determined by either the Board of Directors (provided that a majority of directors are not parties to the claim), by a person or body selected by the Board of Directors or, if there has been a change in control, defined in the agreement generally to mean an acquisition by any person of 20 percent or more of SBC's stock or a change in the identity of a majority of the Board of Directors over a two-year period, by a special, independent counsel.

     In each agreement, SBC commits to maintaining its insurance coverage of directors and officers both in scope and amount at least as favorable as the policies maintained as of the effective date of the agreement. In the event that such insurance is not reasonably available or if it is determined in good faith that the cost of the insurance is not reasonably justified by the coverage thereunder or that the coverage thereunder is inadequate, SBC may discontinue any one or more of such policies or coverages. In such event, SBC agrees to hold harmless and indemnify directors and officers to the full extent of the coverage which would otherwise have been provided if the insurance in effect on the effective date of the agreements had been maintained. Each agreement will remain effective so long as the director or officer is subject to liability for an indemnifiable event (the "indemnification period"). Each agreement also provides that if during the indemnification period the then existing directors and officers have more favorable indemnification rights than those provided for in the agreement, each director or officer shall be entitled to such more favorable rights. The foregoing summary is subject to the detailed provisions of the Delaware General Corporation Law, SBC's bylaws, and the agreements between SBC and each of its directors and officers.

Item 7.  Exemption from Registration Claimed


     Not applicable.



Item 8.  Exhibits


  Exhibit
  Number  Description of Exhibits


   5      Validity opinion of James D. Ellis, Esq.

   23-a   Consent of Ernst & Young LLP, Independent Auditors
   23-b   Consent of Coopers & Lybrand L.L.P., Independent
           Auditors

   24-a   Power of Attorney of Officer/Director

   24-b   Powers of Attorney of Directors


Item 9.  Undertakings


   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 6 or otherwise (excluding the insurance policies referred to therein), the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   The undersigned registrant hereby undertakes:

   (1) to file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

        (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

        (b) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

        (c) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

        provided, however, that the undertakings set forth in paragraphs (a) and (b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
        Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

   (2) that, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
   (4) that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                  SIGNATURES


THE REGISTRANT:

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on the 1st day of April 1997.

                              SBC COMMUNICATIONS INC.


                              By:    /s/ Donald E. Kiernan

                                 Donald E. Kiernan
                                 Senior Vice President, Treasurer
                                 and Chief Financial Officer


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

Principal Executive Officer:    Edward E. Whitacre, Jr.,*
                                Chairman and Chief Executive
                                Officer

Principal Financial and
Accounting Officer:             Donald E. Kiernan,
                                Senior Vice President, Treasurer
                                and Chief Financial Officer


DIRECTORS:
Clarence C. Barksdale*              By:  /s/ Donald E. Kiernan

James E. Barnes*                     Donald E. Kiernan, as
August A. Busch III*                 attorney-in-fact
Ruben R. Cardenas*                   for Mr. Whitacre, the
Martin K. Eby, Jr.*                  Directors, and on
Jess T. Hay*                         his own behalf as Principal
Bobby R.Inman*                       Financial Officer and
Charles F. Knight*                   Principal Accounting Officer
Haskell M. Monroe, Jr.*              April 1, 1997
Carlos Slim Held*
Patricia P. Upton*
Edward E. Whitacre, Jr.*

* By power of attorney



                                  SIGNATURES


THE PLAN:

     Pursuant to the requirements of the Securities Act, the administrator for the Plans has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on the 1st day of April 1997.

                         SBC Savings Plan
                         SBC Savings and Security Plan

                         By SBC Communications Inc.,
                            Administrator for the Foregoing
                            Plans


                         By:   /s/ Cassandra C. Carr

                            Cassandra C. Carr
                            Senior Vice President -
                            Human Resources





THE PLAN:

     Pursuant to the requirements of the Securities Act, the administrator for the Plans has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 1st day of April 1997.


                         Pacific Telesis Group 1994 Stock
                         Incentive Plan
                         Pacific Telesis Group Stock Option and
                         Stock Appreciation Rights Plan
                         Pacific Telesis Group Non-Employee
                         Director Stock Option Plan
                         Pacific Telesis Group Supplemental
                         Retirement and Savings Plan for Salaried
                         Employees
                         Pacific Telesis Group Supplemental
                         Retirement and Savings Plan for
                         Nonsalaried Employees

                         By   Pacific Telesis Group,
                              Administrator for the Foregoing
                              Plans


                         By:       /s/ J. R. Moberg

                              J. R. Moberg
                              Executive Vice President -
                              Human Resources



                                EXHIBIT INDEX



   Exhibit
   Number    Description of Exhibits


     5       Validity opinion of James D. Ellis, Esq.

     23-a    Consent of Ernst & Young LLP, Independent Auditors

     23-b    Consent of Coopers & Lybrand L.L.P., Independent
              Auditors

     24-a    Power of Attorney of Officer/Director

     24-b    Powers of Attorney of Directors